Exhibit 99.1

Imperva Announces First Quarter 2016 Financial Results

•	Total revenue of $59.8 million, up 34% year-over-year

•	Combined product and subscription revenue increased 45% year-over-year

•	Services revenue growth of 41% was driven by the 92% year-over-year increase in subscription revenue

•	Number of deals booked valued over $100,000 increased 30% year-over-year

•	Short-term deferred revenue increased 39% year-over-year

•	Increasing FY16 non-GAAP profitability guidance

Redwood Shores, Calif. – May 5, 2016 – Imperva, Inc. (NYSE: IMPV), committed to protecting business-critical data and applications in the cloud and on-premises, today announced financial results for the first quarter ended March 31, 2016.

“We had a great start to the year driven by the ongoing demand for our best-of-breed discovery, protection and compliance solutions,” stated Anthony Bettencourt, President and Chief Executive Officer of Imperva. “During the first quarter, we were particularly pleased with the ongoing strong growth of our subscription revenue as well as deals over $100,000. We are confident in our ability to maintain the momentum for the remainder of the year given the growing need for enterprises to protect their business critical data and applications which has resulted in a strong pipeline of opportunities globally.”

First Quarter 2016 Financial Highlights

•	Revenue: Total revenue for the first quarter of 2016 was $59.8 million, an increase of 34% compared to $44.8 million in the first quarter of 2015. Within total revenue, product revenue was $20.8 million, compared to $17.1 million in the same period last year. Services revenue increased 41% year-over-year to $38.9 million and accounted for 65% of total revenue. Within services revenue, overall subscription revenue grew 92% to $16.6 million, compared to the first quarter of 2015. Combined product and subscription revenue was $37.5 million, an increase of 45% compared to $25.8 million in the first quarter of 2015.

•	Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(24.2) million for the first quarter compared to a loss of $(19.6) million during the first quarter in 2015. GAAP results included stock-based compensation and amortization of purchased intangibles of $16.0 million for the first quarter of 2016 and $12.9 million for the first quarter of 2015. Non-GAAP operating loss for the first quarter was $(8.2) million, compared to an operating loss of $(6.7) million during the same period in 2015, excluding the above mentioned charges.

•	Net Profit (Loss): GAAP net loss for the first quarter was $(24.0) million, or $(0.75) per share based on 31.8 million weighted average shares outstanding. This compares to GAAP net loss of $(20.0) million, or $(0.74) per share based on 27.0 million weighted average shares outstanding in the first quarter of 2015.

Non-GAAP net loss for the first quarter of 2016 was $(8.0) million, or $0.25 per share based on 31.8 million weighted average shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss of $(7.1) million, or $(0.26) per share based on 27.0 million weighted average shares outstanding in the first quarter of 2015.

•	Balance Sheet and Cash Flow: As of March 31, 2016, Imperva had cash, cash equivalents and investments of $258.7 million. Total deferred revenue of $108.1 million increased 29% compared to $83.7 million as of March 31, 2015. Short-term deferred revenue of $82.1 million increased 39% compared to $59.0 million as of March 31, 2015.

The company generated $6.0 million in net cash from operations for the first quarter of 2016 compared to $6.8 million during the first quarter of 2015. The company generated $2.6 million in free cash flow (cash flows from operating activities, less capital expenditures) for the quarter compared to $5.8 million during the first quarter of 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Operating Highlights

•	During the first quarter of 2016, Imperva booked 118 deals with a value over $100,000, an increase of 30% compared to 91 deals during the first quarter of 2015.

•	During the first quarter of 2016, Imperva added 163 new customers compared to 150 during the first quarter of 2015. Imperva now has over 4,700 customers in more than 100 countries around the world.

•	Imperva announced the availability of Imperva SecureSphere Web Application Firewall and Database Activity Monitoring Agents for Microsoft Azure cloud computing services.

•	Imperva announced that Symantec has added the Imperva Incapsula service to its Complete Website Security solution.

•	Imperva announced the general availability of Imperva CounterBreach, its new solution empowering organizations to combat the widespread insider threat problem.

•	Imperva announced a new, North American distribution agreement with Westcon-Comstor (Westcon), a leading value-added global distributor of security, unified communications, network infrastructure and data center solutions.

Business Outlook

The following forward-looking statements reflect expectations as of May 5, 2016. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Second Quarter Expectations – Ending June 30, 2016

Imperva expects total revenue for the second quarter of 2016 to be in the range of $65.5 million to $66.5 million. The company expects in the second quarter of 2016 non-GAAP gross margins of approximately 80%. Further, Imperva expects in the second quarter of 2016 non-GAAP operating loss to be in the range of $(0.3) million to $(1.3) million and non-GAAP net loss to be in the range of $(0.5) million to $(1.5) million, or $(0.02) to $(0.04) per share based on approximately 32.5 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles.

Full Year Expectations – Ending December 31, 2016

Imperva expects total revenue for 2016 to be in the range of $304.0 million to $307.0 million. Imperva expects 2016 non-GAAP gross margins of approximately 80%. Further, the company expects 2016 non-GAAP operating profit to be in the range of $9.0 million to $11.0 million and non-GAAP net profit to be in the range of $7.7 million to $9.7 million, or $0.23 to $0.29 per share based on approximately 33.5 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles. Imperva expects capital expenditures for the full year to be in the range of $18.0 million to $20.0 million. Finally, the company expects to generate positive cash flows from operations in 2016.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2016. To access this call, dial (888) 395-3241 for the U.S. or Canada or (719) 325-2138 for international callers with conference ID #8104683. A live webcast of the conference call will be accessible from the investors page of the Imperva website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through May 19, 2016, by dialing (877) 870-5176 for the U.S. and Canada, or (858) 384-5517 for international callers and entering passcode #8104683.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation and amortization of purchased intangibles from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the Imperva “Business Outlook” (“Second Quarter Expectations – Ending June 30, 2016” and “Full Year Expectations – Ending December 31, 2016”); the company’s belief about its ability to maintain momentum in the growth of its business in 2016, including the growth in subscription revenue and number of deals over $100,000; and the company’s belief that enterprises will continue to need products and services such as those offered by Imperva to protect their business critical data and applications leading to a strong pipeline of opportunities. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the reliability of our solutions; the risk that our sales expectations for large customers do not materialize in a particular quarter or at all; the risk that the company may not timely introduce new products or services versions of its products or services and that such products or services may not be accepted by the market or may have defects, errors, outages or failures; the risk that competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; the risk that existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the risk that the company’s growth may be lower than anticipated; the risk that the markets that Imperva addresses may not grow as anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 26, 2016 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NYSE:IMPV) is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, CounterBreach, Incapsula and Skyfence product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2016 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, CounterBreach, Incapsula and Skyfence are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	Mar 31	Mar 31
	2016	2015

Net revenue:
Products and license	$20,841	$17,104
Services	38,932	27,653

Total net revenue	59,773	44,757
Cost of revenue(1):
Products and license	2,184	1,998
Services	10,784	8,332

Total cost of revenue	12,968	10,330

Gross profit	46,805	34,427
Operating expenses(1):
Research and development	16,019	12,678
Sales and marketing	40,740	31,253
General and administrative	13,886	9,743
Amortization of purchased intangibles	352	352

Total operating expenses	70,997	54,026

Loss from operations	(24,192)	(19,599)
Other income (expense), net	83	(80)

Loss before provision/(benefit) for income taxes	(24,109)	(19,679)
Provision/(Benefit) for income taxes	(102)	351

Net loss	$(24,007)	$(20,030)

Net loss per share of common stock, basic and diluted	$(0.75)	$(0.74)

Shares used in computing net loss per share of common stock, basic and diluted	31,843	26,973

(1) Stock-based compensation expense as included in above:
Cost of revenue	$1,393	$914
Research and development	4,249	3,328
Sales and marketing	5,094	4,465
General and administrative	4,919	3,839

Total stock-based compensation expense	$15,655	$12,546

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of Mar 31 2016	As of Dec 31 2015
Assets
Current assets:
Cash and cash equivalents	$158,691	$168,252
Short-term investments	100,054	96,555
Restricted cash	69	79
Accounts receivable, net	43,570	61,051
Inventory	860	815
Prepaid expenses and other current assets	9,476	7,965

Total current assets	312,720	334,717

Property and equipment, net	17,486	12,164
Goodwill	34,972	34,972
Acquired intangible assets, net	7,639	7,991
Severance pay fund	4,789	4,530
Restricted cash	1,665	1,665
Deferred tax assets	683	588
Other assets	1,157	1,042

Total assets	$381,111	$397,669

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,772	$6,870
Accrued compensation and benefits	17,195	20,259
Accrued and other current liabilities	6,462	14,283
Deferred revenue	82,119	79,132

Total current liabilities	113,548	120,544

Other liabilities	5,005	4,515
Deferred revenue	25,936	27,525
Accrued severance pay	5,454	4,884

Total liabilities	149,943	157,468

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	461,958	448,069
Accumulated deficit	(230,547)	(206,540)
Accumulated other comprehensive loss	(246)	(1,331)

Total stockholders’ equity	231,168	240,201

Total liabilities and stockholders’ equity	$381,111	$397,669

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	Mar 31 2016	Mar 31 2015

Cash flows from operating activities:
Net loss	$(24,007)	$(20,030)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,308	1,056
Stock-based compensation	15,655	12,546
Amortization of acquired intangible assets	352	352
Amortization of premiums/accretion of discounts on short-term investments	136	92
Allowance for doubtful accounts	157	65
Excess tax (benefits)/deficiencies from share-based compensation	4	(43)
Other	(172)	114
Changes in operating assets and liabilities:
Accounts receivable, net	17,324	14,016
Inventory	(45)	(296)
Prepaid expenses and other assets	(809)	(515)
Accounts payable	(2,302)	(1,812)
Accrued compensation and benefits	(3,064)	(1,268)
Accrued and other liabilities	(169)	79
Severance pay, net	311	(64)
Deferred revenue	1,398	2,508
Deferred tax assets	(95)	4

Net cash provided by operating activities	5,982	6,804
Cash flows from investing activities:

Purchase of short-term investments	(26,285)	(22,843)
Proceeds from sales/maturities of short-term investments	22,909	18,168
Net purchases of property and equipment	(3,426)	(991)
Change in restricted cash	10	(11)

Net cash used in investing activities	(6,792)	(5,677)
Cash flows from financing activities:
Proceeds from follow-on public offering, net of offering costs	—	127,854
Settlement of holdback liability	(7,157)	—
Proceeds from issuance of common stock, net of repurchases	590	1,618
Excess tax benefits/(deficiencies) from share-based compensation	(4)	43
Shares withheld for tax withholding on vesting of restricted stock units	(2,352)	(2,137)

Net cash provided/(used) by financing activities	(8,923)	127,378
Effect of exchange rate changes on cash and cash equivalents	172	(115)

Net increase (decrease) in cash and cash equivalents	(9,561)	128,390

Cash and cash equivalents at beginning of period	168,252	68,096

Cash and cash equivalents at end of period	$158,691	$196,486

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	Mar 31 2016	Mar 31 2015

GAAP operating loss	$(24,192)	$(19,599)
Plus:
Stock-based compensation expense	15,655	12,546
Amortization of purchased intangibles	352	352

Non-GAAP operating loss	$(8,185)	$(6,701)

GAAP net loss	$(24,007)	$(20,030)
Plus:
Stock-based compensation expense	15,655	12,546
Amortization of purchased intangibles	352	352

Non-GAAP net loss	$(8,000)	$(7,132)

Weighted average shares outstanding, basic and diluted	31,843	26,973
Non-GAAP net loss, basic and diluted	$(0.25)	$(0.26)

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of Free Cash Flow)

(In thousands)

(Unaudited)

	For the Three Months Ended
	Mar 31 2016	Mar 31 2015

Net cash provided by operating activities	$5,982	$6,804
Less:

Net purchases of property and equipment	(3,426)	(991)

Total free cash generated	$2,556	$5,813

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider it part of ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com